EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of UTG, Inc. (the "Company") for the period ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the "Report") I, Jesse T. Correll, Chairman of the Board, Chief Executive Officer, President and Director of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 29, 2024	By:	/s/ Jesse T. Correll
Jesse T. Correll
Chairman of the Board, Chief Executive Officer,
President and Director (Principal Executive Officer)